Exhibit 99.2

Unifi Announces Third Quarter Fiscal 2020 Results and Sale of Ownership Interest in Parkdale Joint Venture

Q3 results reflect continued strength and execution of strategic priorities prior to pandemic impacts;

Sale of Parkdale joint venture interest better aligns resources on core innovation and manufacturing of recycled and synthetic yarns;

Risk mitigation efforts further improve balance sheet and liquidity position

GREENSBORO, N.C., April 30, 2020 – Unifi, Inc. (NYSE: UFI), one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the third quarter of fiscal 2020 ended March 29, 2020 and announced the April 29, 2020 completed sale of its 34% interest in Parkdale America, LLC (“PAL”) to the existing majority partner, Parkdale, Incorporated (“Parkdale”), in an all-cash transaction for $60.0 million.

Third Quarter Fiscal 2020 Overview

•	Net sales of $171.0 million decreased 5.0%, compared to $180.0 million for the third quarter of fiscal 2019.
•	Revenues from premium value-added (“PVA”) products represented 52% of consolidated net sales.
•	Gross margin was 9.0%, compared to 7.7% in the third quarter of fiscal 2019.
•	Operating income was $3.1 million, compared to $0.8 million in the third quarter of fiscal 2019.
•

Net loss of $41.1 million and basic earnings per share (“EPS”) of ($2.23), which includes the impact of a $45.2 million impairment charge in connection with the Company’s sale of its 34% interest in PAL, compares to the third quarter of fiscal 2019’s net loss of $1.5 million and EPS of ($0.08).

•

Adjusted Net Income[1] of $4.1 million and Adjusted EPS[1] of $0.22, which exclude the impairment charge for PAL, increased compared to the third quarter of fiscal 2019’s Adjusted Net Loss and Adjusted EPS of $1.5 million and ($0.08), respectively.

•	Adjusted EBITDA[1], which excludes the impairment charge for PAL, increased to $9.3 million, compared to $6.8 million in the third quarter of fiscal 2019.
•

Operating cash flows for the nine months ended March 29, 2020 improved to $32.1 million, continuing the positive momentum from the first half of fiscal 2020, compared to a use of operating cash flows of $1.5 million for the nine months ended March 31, 2019.

•	The Company repurchased $2.0 million of its common stock under a previously announced program.

[1]

Adjusted Net Income (Loss), Adjusted EPS and Adjusted EBITDA are non-GAAP financial measures. The schedules included in this press release reconcile the non-GAAP financial measures to net (loss) income, the most directly comparable GAAP financial measure.

•	On April 21, 2020, the Company announced Edmund Ingle was named Chief Executive Officer, effective July 1, 2020.
•	Due to the uncertainty of the duration and severity of the COVID-19 pandemic, the Company has suspended its fiscal 2020 outlook.

“The first ten weeks of our fiscal third quarter were strong and consistent with our expectations as our trade actions and overall strategy were generating significant momentum,” said Tom Caudle, President & Chief Operating Officer of Unifi. “However, the impacts of the pandemic on global demand began materializing at the end of the March 2020 quarter, which have placed pressure on many of our customers and the pipeline.”

Sale of 34% Interest in Parkdale America, LLC

On April 29, 2020, the Company sold its 34% interest in PAL to the majority owner, Parkdale, for $60.0 million in cash. Proceeds have been used to reduce leverage and increase cash reserves on the balance sheet during the fourth quarter of fiscal 2020. In connection with the sale, the Company recorded a $45.2 million impairment charge in the third quarter of fiscal 2020.

Caudle commented, “We are pleased to have reached a mutually beneficial agreement whereby Parkdale has acquired Unifi’s 34% interest in PAL, allowing Parkdale 100% ownership of the entity that has been a producer of cotton and synthetic yarns for the textile and apparel industries since its formation in 1997. Parkdale has been the driver of the business and operational decisions of PAL since its inception, and this transaction is a natural evolution of our joint venture relationship. We thank Parkdale for being such a great business partner and look forward to continued business activities in the future, even with Parkdale becoming the single owner of PAL. For Unifi, this transaction will allow us to focus our efforts on expanding our global leadership in recycled and synthetic fibers while strengthening our balance sheet and improving our leverage profile.”

Liquidity Update and Risk Mitigation Initiatives

•	As of March 29, 2020 cash and cash equivalents were $33.4 million and debt principal was $133.7 million, totaling Net Debt of $100.3 million.
•	On April 29, 2020, the Company sold its 34% interest in PAL for $60.0 million cash, which will lower Net Debt and reduce leverage during the fourth quarter of fiscal 2020.
•	Capital expenditure levels have been reduced while prioritizing safety and maintenance.
•	Raw material pricing remains at low levels, which aids short-term working capital and liquidity.
•	Manufacturing operations have been strategically reduced to support critical businesses and manage working capital.
Unifi Announces Third Quarter Fiscal 2020 Results and Sale of Ownership Interest in Parkdale Joint Venture	2

Caudle continued, “This pandemic quickly changed the global dynamic, and we have responded with immediate and meaningful mitigation efforts.  First, we have and will continue to prioritize the health and safety of all of our employees around the globe, which includes restricting travel, maintaining diligent sanitation and disinfection practices, and encouraging social distancing. We have also taken steps to significantly fortify our cash position and strengthen our balance sheet. The path ahead will be challenging, but the proactive, strategic steps we took in 2019 and 2020 have significantly improved our financial flexibility and position. Further, we have seen a positive lift from our domestic trade actions, while our Asian operations quickly resumed in March 2020.  Lastly, the combination of our diverse global operations, growing asset light model, and support of many essential businesses is expected to provide a solid level of base commerce for Unifi.”

Caudle concluded, “We are working with our customers on a daily basis to meet their shifting demand needs in this environment. I am proud of Unifi’s opportunity to participate in the supply chain for personal protective equipment necessary for our first responders, healthcare personnel, and military.  As we look beyond fiscal 2020 and these uncertain times, we remain optimistic about our ability to rebound quickly and return to long-term growth. We have the right strategy in place and we will remain committed to our values and to constant innovation. These priorities are resonating with our customers as they work to meet their sustainability goals. I have great confidence in our global workforce, brand-name customer base, suppliers and communities. Together we can navigate these near-term issues and return to long-term growth.”

Third Quarter Fiscal 2020 Compared to Third Quarter Fiscal 2019

Net sales were $171.0 million, compared to $180.0 million, driven by lower polyester raw material costs, lower nylon volumes and unfavorable foreign currency translation. Lower polyester raw material costs led to lower average selling prices across the Polyester, Asia and Brazil segments, while lower Nylon volumes resulted from the previously communicated demand declines for North American supply chains, and unfavorable foreign currency translation was driven by weakening of the Brazilian Real. Despite a significant shutdown in China during the coronavirus outbreak in that country, the Asia segment was able to recover quickly and restore its continued sales growth, with a 28% increase in sales volumes led by REPREVE®-branded products.

Gross profit increased to $15.4 million, from $13.8 million, primarily attributable to a more favorable sales mix and raw material environment for the Polyester and Brazil segments, along with continued sales growth in Asia. This increase was partially offset by lower Nylon sales volumes, competitive pricing pressures and unfavorable foreign currency translation impacts in Brazil.

Operating income increased to $3.1 million, compared to $0.8 million, and benefited from the increase in gross profit and more favorable foreign currency transaction impacts in Asia.

Unifi Announces Third Quarter Fiscal 2020 Results and Sale of Ownership Interest in Parkdale Joint Venture	3

Net loss was $41.1 million, compared to a net loss of $1.5 million, and EPS was ($2.23), compared to ($0.08). In connection with the April 29, 2020 sale of the Company’s 34% interest in PAL, an impairment charge of $45.2 million was recorded in the third quarter of fiscal 2020. Adjusted Net income and Adjusted EPS, which exclude the impairment charge, were $4.1 million and $0.22, respectively.

Adjusted EBITDA, which excludes the $45.2 million impairment charge, increased to $9.3 million, compared to $6.8 million, consistent with the increase in operating income.

Net Debt was $100.3 million at March 29, 2020, compared to $105.8 million at June 30, 2019.  Cash and cash equivalents increased to $33.4 million at March 29, 2020, up from $22.2 million at June 30, 2019, benefiting from international cash generation. Net Debt is a non-GAAP financial measure. The schedules included in this press release reconcile Net Debt.

Third Quarter Fiscal 2020 Earnings Conference Call

The Company will provide additional commentary regarding its third quarter fiscal 2020 results and other developments during its earnings conference call on May 1, 2020, at 8:30 a.m., Eastern Time. The call can be accessed via a live audio webcast on the Company’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on the Company’s website.

###

Unifi Announces Third Quarter Fiscal 2020 Results and Sale of Ownership Interest in Parkdale Joint Venture	4

About Unifi

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. Through REPREVE®, one of Unifi's proprietary technologies and the global leader in branded recycled performance fibers, Unifi has transformed more than 19 billion plastic bottles into recycled fiber for new apparel, footwear, home goods and other consumer products. The Company's proprietary PROFIBER™ technologies offer increased performance, comfort and style advantages, enabling customers to develop products that perform, look and feel better. Unifi continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance and enhanced softness. Unifi collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive and other industries. For more information about Unifi, visit www.Unifi.com.

Contact information:

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

Unifi Announces Third Quarter Fiscal 2020 Results and Sale of Ownership Interest in Parkdale Joint Venture	5

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019
Net sales	$170,994	$179,989	$520,454	$529,311
Cost of sales	155,611	166,198	471,963	481,345
Gross profit	15,383	13,791	48,491	47,966
Selling, general and administrative expenses	11,720	11,439	35,208	40,672
Provision for bad debts	580	218	331	381
Other operating (income) expense, net	(62)	1,359	900	1,218
Operating income	3,145	775	12,052	5,695
Interest income	(173)	(149)	(595)	(448)
Interest expense	1,231	1,256	3,589	4,078
Equity in earnings of unconsolidated affiliates	(3,526)	(1,873)	(1,904)	(3,126)
Impairment of investment in unconsolidated affiliate	45,194	—	45,194	—
Loss on extinguishment of debt	—	—	—	131
(Loss) income before income taxes	(39,581)	1,541	(34,232)	5,060
Provision for income taxes	1,530	3,070	2,758	3,606
Net (loss) income	$(41,111)	$(1,529)	$(36,990)	$1,454

Net (loss) income per common share:
Basic	$(2.23)	$(0.08)	$(2.00)	$0.08
Diluted	$(2.23)	$(0.08)	$(2.00)	$0.08

Weighted average common shares outstanding:
Basic	18,475	18,394	18,485	18,381
Diluted	18,475	18,394	18,485	18,742
Unifi Announces Third Quarter Fiscal 2020 Results and Sale of Ownership Interest in Parkdale Joint Venture	6

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 29, 2020	June 30, 2019
ASSETS
Cash and cash equivalents	$33,393	$22,228
Receivables, net	86,376	88,884
Inventories	124,146	133,781
Income taxes receivable	589	4,373
Other current assets	18,477	16,356
Total current assets	262,981	265,622
Property, plant and equipment, net	206,993	206,787
Operating lease assets	6,084	—
Deferred income taxes	5,943	2,581
Investments in unconsolidated affiliates	58,854	114,320
Other non-current assets	2,187	2,841
Total assets	$543,042	$592,151

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$40,862	$41,796
Accrued expenses	15,347	16,849
Income taxes payable	5,841	569
Current operating lease liabilities	1,709	—
Current portion of long-term debt	14,112	15,519
Total current liabilities	77,871	74,733
Long-term debt	118,827	111,541
Non-current operating lease liabilities	4,481	—
Other long-term liabilities	8,029	6,185
Deferred income taxes	5	6,847
Total liabilities	209,213	199,306

Commitments and contingencies

Common stock	1,845	1,846
Capital in excess of par value	61,080	59,560
Retained earnings	335,971	374,668
Accumulated other comprehensive loss	(65,067)	(43,229)
Total shareholders’ equity	333,829	392,845
Total liabilities and shareholders’ equity	$543,042	$592,151

Unifi Announces Third Quarter Fiscal 2020 Results and Sale of Ownership Interest in Parkdale Joint Venture	7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Nine Months Ended
	March 29, 2020	March 31, 2019
Cash and cash equivalents at beginning of period	$22,228	$44,890
Operating activities:
Net (loss) income	(36,990)	1,454
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Equity in earnings of unconsolidated affiliates	(1,904)	(3,126)
Distributions received from unconsolidated affiliates	10,437	1,380
Depreciation and amortization expense	17,685	17,242
Impairment of investment in unconsolidated affiliate	45,194	—
Non-cash compensation expense	2,510	2,758
Deferred income taxes	(10,029)	(190)
Other, net	(171)	(459)
Inventories	2,126	(13,409)
Other changes in assets and liabilities	3,247	(7,167)
Net cash provided by (used in) operating activities	32,105	(1,517)

Investing activities:
Capital expenditures	(14,971)	(19,199)
Other, net	35	9
Net cash used in investing activities	(14,936)	(19,190)

Financing activities:
Proceeds from long-term debt	79,000	113,300
Payments on long-term debt	(79,606)	(107,708)
Payments of debt financing fees	—	(720)
Common stock repurchased	(1,994)	—
Other, net	(492)	(744)
Net cash (used in) provided by financing activities	(3,092)	4,128

Effect of exchange rate changes on cash and cash equivalents	(2,912)	(413)
Net increase (decrease) in cash and cash equivalents	11,165	(16,992)
Cash and cash equivalents at end of period	$33,393	$27,898

Unifi Announces Third Quarter Fiscal 2020 Results and Sale of Ownership Interest in Parkdale Joint Venture	8

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales details for each reportable segment of the Company are as follows:

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019
Polyester	$89,767	$95,745	$261,212	$281,665
Nylon	20,567	25,563	57,853	76,159
Brazil	21,060	25,110	66,094	76,257
Asia	38,621	32,571	132,496	92,014
All Other	979	1,000	2,799	3,216
Consolidated	$170,994	$179,989	$520,454	$529,311

Gross profit details for each reportable segment of the Company are as follows:

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019
Polyester	$7,032	$4,804	$21,487	$15,917
Nylon	333	2,312	1,557	6,488
Brazil	3,416	2,776	11,005	13,603
Asia	4,583	3,841	14,382	11,697
All Other	19	58	60	261
Consolidated	$15,383	$13,791	$48,491	$47,966

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net (loss) income to EBITDA and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019
Net (loss) income	$(41,111)	$(1,529)	$(36,990)	$1,454
Interest expense, net	1,058	1,107	2,994	3,630
Provision for income taxes	1,530	3,070	2,758	3,606
Depreciation and amortization expense (1)	6,014	5,535	17,499	17,015
EBITDA	(32,509)	8,183	(13,739)	25,705

Equity in earnings of PAL	(3,336)	(1,409)	(1,324)	(2,154)
EBITDA excluding PAL	(35,845)	6,774	(15,063)	23,551

Impairment of investment in unconsolidated affiliate (2)	45,194	—	45,194	—
Facility shutdown costs (3)	—	—	383	—
Adjusted EBITDA	$9,349	$6,774	$30,514	$23,551

(1)

Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.

(2)	For the three and nine months ended March 29, 2020, the Company recorded an impairment charge of $45,194 relating to the April 29, 2020 sale of its 34% interest in PAL.

(3)	In the second quarter of fiscal 2020, UNIFI commenced a shutdown plan for its operations in Sri Lanka. The adjustment primarily reflects accrued severance and exit costs.

Unifi Announces Third Quarter Fiscal 2020 Results and Sale of Ownership Interest in Parkdale Joint Venture	9

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS (CONTINUED)

(Unaudited)

(In thousands)

Adjusted Net Income (Loss) and Adjusted EPS

The tables below set forth reconciliations of (i) (loss) income before income taxes (“Pre-tax (Loss) Income”), provision for income taxes (“Tax Impact”) and net (loss) income (“Net (Loss) Income”) to Adjusted Net Income (Loss) and (ii) Basic Earnings Per Share (“Basic EPS”) to Adjusted EPS. Rounding may impact certain of the below calculations.

	For the Three Months Ended March 29, 2020				For the Three Months Ended March 31, 2019
	Pre-tax (Loss) Income	Tax Impact	Net (Loss) Income	Basic EPS	Pre-tax Income	Tax Impact	Net Loss	Basic EPS
GAAP results	$(39,581)	$(1,530)	$(41,111)	$(2.23)	$1,541	$(3,070)	$(1,529)	$(0.08)
Impairment of investment in unconsolidated affiliate (1)	45,194	—	45,194	2.45	—	—	—	—
Adjusted results	$5,613	$(1,530)	$4,083	$0.22	$1,541	$(3,070)	$(1,529)	$(0.08)

Weighted average common shares outstanding				18,475				18,394

	For the Nine Months Ended March 29, 2020				For the Nine Months Ended March 31, 2019
	Pre-tax (Loss) Income	Tax Impact	Net (Loss) Income	Basic EPS	Pre-tax Income	Tax Impact	Net Income	Basic EPS
GAAP results	$(34,232)	$(2,758)	$(36,990)	$(2.00)	$5,060	$(3,606)	$1,454	$0.08
Impairment of investment in unconsolidated affiliate (1)	45,194	—	45,194	2.44	—	—	—	—
Adjusted results	$10,962	$(2,758)	$8,204	$0.44	$5,060	$(3,606)	$1,454	$0.08

Weighted average common shares outstanding				18,485				18,381

(1)	For the three and nine months ended March 29, 2020, the Company recorded an impairment charge of $45,194 relating to the April 29, 2020 sale of its 34% interest in PAL.

Net Debt

Reconciliations of Net Debt are as follows:

	March 29, 2020	June 30, 2019
Long-term debt	$118,827	$111,541
Current portion of long-term debt	14,112	15,519
Unamortized debt issuance costs	772	958
Debt principal	133,711	128,018
Less: cash and cash equivalents	33,393	22,228
Net Debt	$100,318	$105,790

Unifi Announces Third Quarter Fiscal 2020 Results and Sale of Ownership Interest in Parkdale Joint Venture	10

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Net Debt (together, the “non-GAAP financial measures”).

•	EBITDA represents Net (loss) income before net interest expense, income tax expense, and depreciation and amortization expense.
•	Adjusted EBITDA represents EBITDA adjusted to exclude equity in earnings of PAL and, from time to time, certain other adjustments necessary to understand and compare the underlying results of Unifi.
•

Adjusted Net Income (Loss), which represents Net (loss) income calculated under GAAP, adjusted to exclude certain amounts which management believes do not reflect the ongoing operations and performance of UNIFI and/or which are necessary to understand and compare the underlying results of UNIFI, such as the approximate after-tax impact of an impairment of an investment in an unconsolidated affiliates;

•	Adjusted EPS, which represents Adjusted Net Income (Loss) divided by UNIFI’s weighted average common shares outstanding;
•	Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect Unifi’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations. Equity in earnings of PAL is excluded from Adjusted EBITDA because such results do not reflect our operating performance.

Management uses Adjusted Net Income (Loss) and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Unifi Announces Third Quarter Fiscal 2020 Results and Sale of Ownership Interest in Parkdale Joint Venture	11

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of Unifi that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements.  These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where Unifi competes, including economic and political factors over which Unifi has no control; changes in consumer spending, customer preferences, fashion trends and end uses for products; the financial condition of Unifi’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including epidemics or pandemics such as the recent strain of coronavirus; the success of Unifi’s strategic business initiatives; the volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain and motivate key employees; the impact of environmental, health and safety regulations; the impact of tax laws, the judicial or administrative interpretations of tax laws and/or changes in such laws or interpretations; the operating performance of joint ventures and other equity method investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on Unifi.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in Unifi’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by Unifi with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-

Unifi Announces Third Quarter Fiscal 2020 Results and Sale of Ownership Interest in Parkdale Joint Venture	12